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CONTACT:	ExxonMobil Media Relations
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FOR IMMEDIATE RELEASE

THURSDAY, APRIL 22, 2021

ExxonMobil Expands Renewable Fuels Agreement with Global Clean Energy Holdings

•	Five-year agreement to purchase renewable diesel from Bakersfield biorefinery increases up to 5 million barrels per year

•	Renewable fuel using Global Clean Energy’s patented camelina crop can significantly reduce greenhouse gas emissions

•	Biorefinery startup on schedule for early 2022

IRVING, Texas – ExxonMobil and Global Clean Energy have expanded their five-year agreement to increase ExxonMobil’s purchase of renewable diesel up to 5 million barrels per year.

ExxonMobil will be the exclusive buyer of renewable diesel from Global Clean Energy’s biorefinery in Bakersfield, California, which is on schedule to begin production in early 2022. The renewable diesel leverages Global Clean Energy’s patented camelina crop, which can significantly reduce life-cycle greenhouse gas emissions.

“Our expanded agreement with Global Clean Energy reinforces ExxonMobil’s longstanding efforts to support society’s ambitions for lower-emission fuels,” said Ian Carr, president of ExxonMobil Fuels and Lubricants Company. “Through our growing relationship, we remain focused on bringing renewable fuels to market that make meaningful contributions to help consumers reduce their emissions.”

Based on analysis of California Air Resources Board data, renewable diesel from various non-petroleum feedstocks can provide life-cycle greenhouse gas emissions reductions of approximately 40 percent to 80 percent compared to petroleum-based diesel. When cultivated as a cover crop on rotational dryland, camelina can help meet the growing global demand for lower-carbon non-petroleum feedstocks.

“Our work at the Bakersfield biorefinery is a perfect example of what can be accomplished when an industry leader like ExxonMobil supports a growing renewables company like Global Clean Energy with long-term contracts,” said Richard Palmer CEO of Global Clean Energy Holdings. “By working together across traditional agricultural, energy and supply chain lines, we are showing how ag and energy, big and small, can collaborate to bring lower-carbon fuels to market.”

The Bakersfield biorefinery will process up to 15,000 barrels per day of renewable feedstocks, including Global Clean Energy’s proprietary camelina. The balance of renewable diesel will be produced using various non-petroleum feedstocks, including used cooking oil, soybean oil, distillers’ corn oil and other renewable sources.

The original agreement signed in August 2020 committed ExxonMobil to purchase 2.5 million barrels of renewable diesel per year. Following production startup, ExxonMobil plans to distribute the renewable diesel within California and potentially other U.S. and international markets.

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About ExxonMobil

ExxonMobil, one of the largest publicly traded international energy companies, uses technology and innovation to help meet the world’s growing energy needs. ExxonMobil holds an industry-leading inventory of resources, is one of the largest refiners and marketers of petroleum products, and its chemical company is one of the largest in the world. To learn more, visit exxonmobil.com and the Energy Factor.

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About Global Clean Energy

Global Clean Energy Holdings (OTCQB:GCEH) is a leading developer of sustainable, non-food energy crops for use in biofuels. GCEH’s wholly owned subsidiary, Sustainable Oils, is the world’s leading developer of camelina, a fast-growing, low input, dryland farmed rotation crop. As it is cultivated exclusively on unirrigated fallow land, camelina does not displace food or create indirect land use change. It also allows farmers to improve total farm economics through better overall asset utilization.

Through a financing partnership with Orion Energy Partners, GCM Grosvenor and Voya Investment Management, Global Clean Energy expanded into downstream production with the acquisition of the Bakersfield facility. Once production commences in early 2022, the Bakersfield biorefinery will be the only integrated farm-to-tank renewable diesel producer of its kind, processing both camelina—a proprietary non-food, ultra-low carbon intensity and purpose-grown feedstock—as well as traditional biofuel feedstocks such as plant oils and waste products. To learn more, visit gceholdings.com.

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Cautionary Statement

Statements of future events, plans or product offerings in this release are forward-looking statements. Actual future results, including product offerings, refinery start-up dates, delivery timing. available capacity, and the impact and results of new technologies on product efficiency and life-cycle emission reductions could vary depending on the outcome of general business conditions; further research and testing; the development and competitiveness of alternative technologies; the ability to scale pilot projects on a cost-effective basis; political and regulatory mandates, incentives and other developments; and other factors discussed in this release and under the heading “Factors Affecting Future Results” on the Investors page of ExxonMobil’s website at exxonmobil.com.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.